Exhibit 99(a)(1)(c)

Return to: Corporate Capital Trust, Inc. 430 W. 7th Street, Ste. 219001 Kansas City, MO 64105-1407	CNL Client Services Toll-Free (866) 650-0650 Fax (877) 694-1116

NOTICE OF WITHDRAWAL OF TENDER REGARDING SHARES HELD IN CORPORATE CAPITAL TRUST, INC.

COMPLETING AND RETURNING THIS FORM WILL RESCIND YOUR SHARE REPURCHASE REQUEST. PLEASE ONLY COMPLETE AND RETURN THIS FORM IF YOU WISH TO RESCIND YOUR PENDING SHARE REPURCHASE REQUEST FOR THE QUARTER ENDED JUNE 30, 2012.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

Information

Tendered Pursuant to the Offer to Purchase Dated July 9, 2012

The offer and withdrawal rights will expire at, and this Notice of Withdrawal must be received by the Company either by hand-delivery, mail or facsimile before, 5:00 P.M., Central Time, on August 15, 2012, unless the offer is extended.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN TO THE FOLLOWING ADDRESS:

Corporate Capital Trust, Inc.

430 W. 7th Street, Ste. 219001

Kansas City, MO 64105-1407

Phone (866) 650-0650

Fax (877) 694-1116

You are responsible for confirming that this Notice of Withdrawal is received by the Company at the address above.

One	Investor Information

Print registration name(s) exactly as it appears on your account.	Name of Investor/Trustee		Social Security or Tax ID Number

	Name of Co-Investor/Trustee (if applicable)		Social Security or Tax ID Number

Street Address

	City	State	Zip Code

Two	Withdrawal Request

The undersigned hereby withdraws the tender of its Shares to the Company for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated                                                                  , 2012.

This tender was in the amount of: ☐ All Shares as of the Expiration Date, or ☐                      Number of Shares.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

Three	Authorized Signatures

Sign exactly as your account is registered.	Signature of Investor/Trustee	Date

	Co-Investor/Trustee	Date